                                                                    Exhibit 10.5
                                                                    ------------

================================================================================



                            NON-COMPETITION AGREEMENT



                                      AMONG



                               CAF HOLDINGS, INC.,



                     COLLINS & AIKMAN FLOOR COVERINGS, INC.



                          COLLINS & AIKMAN CORPORATION



                                       AND



                          COLLINS & AIKMAN PRODUCTS CO.







                      --------------------------------------

                          Dated as of February 6, 1997

                      --------------------------------------


================================================================================

                                Table of Contents
                                -----------------

1.  Confidentiality and Non-competition. ....................................  1
         (a)  Covenant Not to Compete. ......................................  1
         (b)  Covenant Not to Use Name. .....................................  2
         (c)  Nondisclosure of Confidential Information. ....................  2
         (d)  No Interference. ..............................................  2
         (e)  Relief. .......................................................  3
         (f) Indemnity. .....................................................  3
         (g)  Extension of Restricted Periods. ..............................  3

2.  Successors; Binding Agreement. ..........................................  3

3.  Waiver and Modification. ................................................  4

4.  Reasonableness of Covenants; Severability. ..............................  4

5.  Governing Law. ..........................................................  4

6.  Blue Pencilling. ........................................................  4

7.  Notices. ................................................................  4

8.  Captions and Section Headings; Certain Definitions. .....................  5

9.  Entire Agreement. .......................................................  6

10.  Counterparts. ..........................................................  6

                            NON-COMPETITION AGREEMENT


                  This NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into this 6th day of February, 1997, among CAF HOLDINGS, INC., a Virginia corporation ("Parent"), COLLINS & AIKMAN FLOOR COVERINGS, INC., a Delaware corporation (the "Company"), COLLINS & AIKMAN CORPORATION, a Delaware corporation and COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (collectively, "C&A").

                  Parent has, through its wholly-owned subsidiary, CAF Acquisition Corporation, a Virginia corporation ("Purchaser"), agreed to acquire (the "Acquisition") the entire issued and outstanding share capital of the Company pursuant to a certain Acquisition Agreement dated as of December 9, 1996, among Parent, Purchaser, C&A and C&A's wholly-owned subsidiary, Collins & Aikman Floor Coverings Group, Inc., a Delaware corporation ("Seller"), (the "Acquisition Agreement"). The execution and delivery of this Non-Competition Agreement is a condition to the closing of the Acquisition, and C&A and Seller acknowledge that the Company, Parent and their investors and lenders are relying on the covenants of C&A contained herein in proceeding with the Acquisition.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Confidentiality and Non-competition. C&A acknowledges that
(i) the agreements and covenants contained herein are essential to protect the value of the Company's business and assets and (ii) by virtue of its association with the Company, it has obtained (and will obtain) such knowledge, know-how, training and experience which could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. C&A also acknowledges that Parent and Purchaser have consummated the purchase contemplated by the Acquisition Agreement, and have entered into related agreements effective as of the Closing Date (as defined therein) in reliance, in part, on the covenants made by C&A herein.

                  (a) Covenant Not to Compete. C&A covenants and agrees that, for the period commencing on the date hereof and ending on the seventh anniversary after the date hereof (the "Restrictive Period"), C&A shall not, and shall cause its direct and indirect Subsidiaries not to, in the Territory (hereinafter defined), directly or indirectly, own, manage, operate, control, participate in, give advice to, loan money to, be connected in any manner with or allow its name to be used in connection with any business which designs, manufactures or sells in the Territory any products which are in direct competition with carpeting or other floor coverings for installation in buildings or other structures (such as stadiums) or parking blocks, but excluding mats whether or not used in buildings (a "Competitive Activity"); provided that (i) nothing in this Section 1(a) shall restrict or prevent in any
--------
manner C&A or its Subsidiaries from engaging in any business or related activity in which it is engaged on the date hereof (C&A acknowledging that neither it nor any of its Subsidiaries is so engaged in a Competitive Activity), (ii) nothing in this Section 1(a) shall restrict C&A or its Subsidiaries from acquiring after the second anniversary after the date hereof an entity which prior to and after such acquisition is engaged in a Competitive Activity so long as C&A is in compliance in all material respects with the provisions of paragraphs (b),
(c)(i) and (d) of this Section 1, and (iii) C&A and its Subsidiaries may maintain and/or undertake purely passive investments in companies engaged in a Competitive Activity so long as the aggregate interest represented by such investments does not exceed (A) 3% of any class of the outstanding debt or equity securities of any such company, in the case of a company whose shares are listed on a national securities exchange or the NASDAQ National Market System, or (B) 1% of any class of the outstanding debt or equity securities in the case of any other company. Territory means:

                  (i)      the United States
                  (ii)     the United States and Canada
                  (iii)    the United States, Canada and the United Kingdom
                  (iv)     North America and the United Kingdom
                  (v)      North America, South America and the United Kingdom
                  (vi)     North America, South America and Europe
                  (vii)    North America, South America, Europe and Asia
                  (viii)   North America, South America, Europe, Asia and Africa
                  (ix)     Worldwide

                  (b) Covenant Not to Use Name. C&A covenants and agrees that at any time after the date hereof, C&A shall not use or allow the use of, and shall cause its direct and indirect Subsidiaries not to use or allow the use of, in the Territory, in connection with a Competitive Activity, any of (i) the name "Collins & Aikman," (ii) the trademark "CA" (Registration No. 988,978), (iii) the initials "CA" or (iv) the initials "C&A."

                  (c) Nondisclosure of Confidential Information. (i) C&A covenants and agrees not to, and to cause its direct and indirect Subsidiaries not to, disclose to any person or entity, other than as and to the extent required by law or court order, or use, any information relating primarily to the business of the Company and not primarily to other business of C&A and its Subsidiaries (other than the Company) not in the public domain (the "Company Non-Public Information"), in any form, acquired by C&A while it or its officers, directors, employees or Subsidiaries were associated with the Company. C&A agrees and acknowledges that all of such Company Non-Public Information, in any form, and copies and extracts thereof are and shall remain the sole and exclusive property of the Company (except to the extent it relates to liabilities and obligations retained by C&A and Seller under the Acquisition Agreement), and C&A shall on request return to the Company the originals and all copies of any such information provided to or acquired by C&A in connection with its or its officers', directors', employees' or Subsidiaries' association with the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by C&A during the course of such association except to the extent necessary to discharge its liabilities and obligations or as permitted under the Acquisition Agreement.

         (ii) In the event that C&A or any of its Subsidiaries is requested or required in any proceeding (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any Company Non-Public Information, C&A agrees to provide the Company with prompt notice of such request(s) in order that the Company may seek an appropriate protective order or waive compliance with the provisions of this Agreement (or both). It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, C&A or any of its Subsidiaries, agents or representatives are nonetheless required to disclose such information in connection with any such proceeding, then such information may be disclosed in such connection without liability hereunder.

                  (d) No Interference. C&A covenants and agrees not to, and to cause its direct and indirect Subsidiaries not to, directly or indirectly, (i) during the Restrictive Period, solicit or attempt to solicit in connection with a Competitive Activity any existing customer of the Company or (ii) during the period commencing on the date hereof and ending on the fifth anniversary after the date hereof solicit or take away or attempt to hire, solicit or take away (whether or not in connection with a Competitive Activity) any employee of the Company as of the date hereof whose current annual compensation exceeds $75,000 or employees whose aggregate compensation exceeds $300,000. C&A covenants and agrees not to, and to cause its direct and indirect Subsidiaries not to, disparage or demean the Company or any person affiliated with the Company, or otherwise make any statement, to any person or entity which is a former, actual or prospective customer of the Company which casts aspersion or doubt on, or which disparages or demeans, the financial or operational ability of, or any products or services provided or sold by, the Company or any person affiliated with the Company.

                  (e) Relief. C&A acknowledges that a breach of any of the covenants and agreements contained herein may result in material irreparable injury to the Company or its affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Parent and the Company shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to seek to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining C&A and its Subsidiaries from engaging in activities prohibited hereby or such other relief as may be required to specifically enforce any of the covenants contained herein; provided, that no specification in this Agreement of a specific legal or
        --------
equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such breach.

                  (f) Indemnity. C&A will indemnify, defend and hold harmless Parent and the Company, their affiliates and their respective directors, officers, employees, agents and representatives (including, without limitation, any predecessor or successor of any of the foregoing) from and against any and all losses, liabilities, costs and expenses, including reasonable attorneys' fees and expenses in connection therewith or in enforcing C&A's obligations hereunder, relating to, resulting from or arising out of the breach by C&A of any of its covenants or agreements contained in this Agreement.

                  (g) Extension of Restricted Periods. In addition to the remedies the Company may seek and obtain pursuant to this Agreement, the restricted periods set forth therein shall be extended by any and all periods during which C&A or its Subsidiaries shall be found by a court to have been in violation of the covenants contained herein.

                  2. Successors; Binding Agreement. Neither this Agreement, nor any rights or benefits hereunder, may be assigned, delegated, transferred, pledged or hypothecated without the written consent of all parties hereto, and any such assignment, delegation, transfer, pledge or hypothecation shall be null and void and shall be disregarded by the other parties hereto, provided, that
                                                               --------
Parent and/or the Company may assign this Agreement, without the consent of any other party, to a subsidiary or parent corporation of Parent or the Company, or to an acquiror (by purchase, merger or otherwise), directly or indirectly, of substantially all of the capital stock or assets of the Company; provided that
                                                                 --------
such assignment shall not affect the scope of the covenants in this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respect successors and permitted assigns, including, without limitation, any person or entity that acquires all or substantially all of the assets or capital stock of Collins & Aikman Corporation or Collins & Aikman Products Co., except that the provisions of paragraph (a) and clause (i) of paragraph (d) of Section 1 shall not apply to the operations of any person or entity that acquires all or substantially all of the assets or capital stock of such corporations, with respect to operations conducted by such person or entity otherwise than by or through Collins & Aikman Corporation or its Subsidiaries.

                  3. Waiver and Modification. Any waiver, alteration or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver,
                                             --------
alteration or modification on behalf of the Company must be consented to by its Board of Directors. No waiver by any of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

                  4. Reasonableness of Covenants; Severability. C&A acknowledges and agrees that the covenants set forth in paragraphs (a) and (d) of Section 1 hereof are reasonable and valid in duration and geographical scope and in all other respects. If any of such covenants or such other provisions of this Agreement is found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  5. Governing Law. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws thereof.

                  6. Blue Pencilling. In the event that, notwithstanding the first sentence of Section 4 hereof, any of the provisions of paragraphs (a) and
(d) of Section 1 relating to the geographic or temporal scope of the covenants contained therein or the nature of the business restricted thereby shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems enforceable, such provision shall be deemed to be replaced herein by the maximum restriction deemed enforceable by such court.

                  7. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or by a nationally recognized overnight courier service or when dispatched during normal business hours by electronic facsimile transfer (confirmed in writing by mail promptly dispatched) to the appropriate party at the address specified below:

In the case of Parent:

                           CAF Holdings, Inc.
                           c/o Quad-C, Inc.
                           230 East High Street
                           Charlottesville, Virginia 22902
                           Facsimile No.: (804) 979-1145
                           Attention: Stephen M. Burns
         with a copy to:

                           McGuire, Woods, Battle & Boothe, L.L.P.
                           One James Center
                           Richmond, Virginia 23219
                           Facsimile No.: (804) 775-1061
                           Attention: Leslie A. Grandis

In the case of the Company:

                           Collins & Aikman Floor Coverings, Inc.
                           311 Smith Industrial Boulevard
                           Dalton, Georgia 30722-1447
                           Facsimile No.: (706) 259-9711
                           Attention: Edgar M. Bridger

         with a copy to:

                           McGuire, Woods, Battle & Boothe, L.L.P.
                           One James Center
                           Richmond, Virginia 23219
                           Facsimile No.: (804) 775-1061
                           Attention: Leslie A. Grandis

In the case of C&A:

                           Collins & Aikman Products Co.
                           701 McCullogh Drive
                           Charlotte, North Carolina 28262
                           Facsimile No.: (704) 548-2085
                           Attention: Ronald T. Lindsay

         with copy to:
                           Jones, Day, Reavis & Pogue
                           599 Lexington Avenue
                           New York, New York 10022
                           Facsimile No.: (212) 755-7306
                           Attention: Robert A. Profusek

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

                  8. Captions and Section Headings; Certain Definitions. Captions and section headings herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement. Subsidiary means, with respect to any person (in this Section 8 referred to as "parent"), any corporation, partnership, association or other business entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (ii) which is, at the time any determination is made, otherwise controlled, by the parent or one or more subsidiaries of parent or by parent and one or more subsidiaries of parent.

                  9. Entire Agreement. This Agreement and the Acquisition Agreement set forth the entire agreement and understanding of the parties in respect of the matters contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof.

                  10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                               CAF HOLDINGS, INC.


                               By: /s/ Stephen M. Burns
                                   -------------------------------
                                   Name:
                                   Title:  President


                               COLLINS & AIKMAN FLOOR COVERINGS, INC.

                               By: /s/ J. Michael Stepp
                                   -------------------------------
                                   Name:
                                   Title:  Executive Vice President and
                                            Chief Financial Officer


                               COLLINS & AIKMAN CORPORATION


                               By: /s/ J. Michael Stepp
                                   -------------------------------
                                   Name:
                                   Title:  Executive Vice President and
                                            Chief Financial Officer

                               COLLINS & AIKMAN PRODUCTS CO.


                               By: /s/ J. Michael Stepp
                                   -------------------------------
                                   Name:
                                   Title:  Executive Vice President and
                                            Chief Financial Officer